Exhibit 99.1

Talk America to Hold Fourth Quarter Earnings Call on March 1, 2005

Accounting for Expected Increases in Deferred Tax Assets Under Review
Guidance Reaffirmed for Fourth Quarter and 2004

RESTON, VA- February 16, 2005-- Talk America (NASDAQ: TALK), a provider of bundled local and long distance phone service, today announced it will host its conference call to discuss the fourth quarter and full year 2004 operating results at 5:00 PM ET on March 1, 2005. The call can be accessed by dialing the following: US (800) 263-9155, International, (212) 676-4900. A replay of the call will be available through 7:00 p.m. ET on March 8, 2005 by dialing the following: US (800) 633-8284, International (402) 977-9140. The reservation number for the replay is 21225980. Additionally, a live web simulcast of the conference call will be available online at www.talkamerica.com and www.streetevents.com. The call had previously been scheduled for February 17, 2005.

The principal reason for the postponement is to permit us to complete our analysis of the accounting treatment and timing relating to the recognition of increased deferred tax assets. We are also determining if these and certain other deferred tax benefits should have been recorded in our reported results for 2003 or during the first three quarters of 2004.

In addition, we are reviewing certain customer fees that have been collected but not recorded as revenue. While the amounts earned in any quarter are immaterial to revenue and income in that quarter, the recognition of all of such revenue in the fourth quarter 2004 could have a material impact on our results for that quarter and may require us to restate prior reported results for these items.

We are also reviewing whether we have appropriately accounted for the tax benefits from unexercised stock options in our historical calculations of dilutive earnings per share. Any change as a result of this review would cause the number of fully diluted shares to decrease with no decrease in reported earnings per share.

The ultimate resolution of these items may indicate material weaknesses in our internal controls.

We reaffirm our revenue and net income guidance for the fourth quarter of $122 to $127 million and $10 to $12 million, respectively and for 2004 of $467 to $472 million and $36 to $38 million, respectively.

About Talk America

Talk America is a leading competitive communications provider that offers phone services and high speed internet access to both residential and business customers. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office. For further information, visit us online at: http://www.talkamerica.com. Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, “estimates,” “expects,” “expected,” “anticipates,” “anticipated,” and “targets”. These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Quarterly report on Form 10-Q filed November 9, 2004 and our Annual Report on Form 10-K for the year-ended December 31, 2003, filed March 12, 2004, as amended by our Form 10-K/A filed May 7, 2004, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

Contact:
Jeff Schwartz
Investor Relations
215-862-1097
jschwartz@talk.com